UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2008

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

On May 1, 2008, after being confirmed by the U.S. Senate as the U.S. ambassador to Finland, Barbara M. Barrett resigned from the Board of Directors (the “Board”) of Exponent, Inc. (the “Company”) to accept the ambassadorship. As a result of her resignation, Ms. Barrett will not stand for re-election to the Board at the Annual Meeting of Stockholders of the Company that will be held on May 29, 2008 (the “Annual Meeting”). In connection with Ms. Barrett’s resignation on May 1, 2008, the Board approved the amendment of the Company’s Amended and Restated Bylaws as set forth in the Certificate of Amendment of Amended and Restated Bylaws (a copy of which is attached hereto as Exhibit 3.2(ii)), to set the authorized number of directors at five (5), effective immediately. At the Annual Meeting, the stockholders of the Company will vote to elect five (5) directors to the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)

Item 5.02 is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 3.2(ii)	Certificate of Amendment of Amended and Restated Bylaws of Exponent, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer and Corporate Secretary

Date: May 1, 2008

EXHIBIT INDEX

Exhibit 3.2(ii)	Certificate of Amendment of Amended and Restated Bylaws of Exponent, Inc.